EXHIBIT 24.2

POWER OF ATTORNEY

Each of the undersigned does hereby appoint Celia A. Colbert and Bruce N. Kuhlik, and each of them severally, to be his or her true and lawful attorney or attorneys to execute on behalf of the undersigned (whether on behalf of Merck & Co., Inc. (the “Company”), or as an officer or director thereof, or by attesting the seal of the Company, or otherwise) a Registration Statement in connection with the registration under the Securities Act of 1933, as amended, of shares of Common Stock of Merck & Co., Inc. which may be purchased under the Merck & Co., Inc. 2010 Non-Employee Directors Stock Option Plan (the “Plan”) covered by this Registration Statement, including amendments thereto and all other documents in connection therewith.

IN WITNESS WHEREOF, this instrument has been duly executed as of the 23rd day of March 2011.

MERCK & CO., INC.

By:	/s/ Kenneth C. Frazier
Kenneth C. Frazier
President, Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Peter N. Kellogg
Peter N. Kellogg
Executive Vice President and
Chief Financial Officer
(Principal Financial Officer)

/s/ John Canan
John Canan
Senior Vice President Finance
- Global Controller
(Principal Accounting Officer)

DIRECTORS

/s/ Richard T. Clark Richard T. Clark, Chairman of the Board of Directors	/s/ Rochelle B. Lazarus Rochelle B. Lazarus

/s/ Leslie A. Brun Leslie A. Brun	/s/ Carlos E. Represas Carlos E. Represas

/s/ Thomas R. Cech Thomas R. Cech	/s/ Patricia F. Russo Patricia F. Russo

/s/ Thomas H. Glocer Thomas H. Glocer	/s/ Thomas E. Shenk Thomas E. Shenk

/s/ Steven F. Goldstone Steven F. Goldstone	/s/ Anne M. Tatlock Anne M. Tatlock

/s/ William B. Harrison, Jr. William B. Harrison, Jr.	/s/ Craig B. Thompson Craig B. Thompson

/s/ Harry R. Jacobson Harry R. Jacobson	/s/ Wendell P. Weeks Wendell P. Weeks

/s/ William N. Kelley William N. Kelley	/s/ Peter C. Wendell Peter C. Wendell

/s/ C. Robert Kidder C. Robert Kidder